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                          LOAN AGREEMENT / EXHIBIT 10.6

    AXICOM COMMUNICATIONS GROUP, INC., a New York corporation having an office at 12 East 41st Street, New York, New York 10017 (thereinafter referred to as "Borrower") and NEW YORK COMMUNITY INVESTMENT COMPANY L.L.C., a Delaware limited liability company, having an office at 120 Broadway, New York, New York 10271 (herein referred to as "Lender") hereby enter into a Loan Agreement ("Agreement") pertaining to the $300,000 loan ("the "Loan") to be made by Lender to Borrower.

1.  LOAN.

    Lender shall loan Borrower the sum of THREE HUNDRED THOUSAND ($300,000.) DOLLARS to be funded in two (2) stages as follows: (a) $200,000 (the "Initial Advance") on the date of this Agreement subject to the terms and conditions set forth in this Agreement and (b) an additional $100,000 within (90) days of the date of this Agreement subject to Lender's sole and absolute discretion after receipt and review of Borrower's actual performance figures as against Borrower's actual performance figures as against Borrower's projected performance (the "Second Advance"). The Loan is to be evidenced by two (2) promissory notes (hereinafter referred to with regard to the Initial Advance as the "First Note" or collectively as the "Notes") each to be dated the day of disbursement. Interest and principal shall be payable under the terms set forth in the Notes, which Notes mature in accordance with their terms.

2.  USE OF PROCEEDS.

    Borrower will use the proceeds of the Loan for working capital to further the corporate purposes of Borrower as they relate to providing communication services.

Borrower shall not use any Loan proceeds for any purpose contrary to the purposes contemplated herein, such prohibited uses include repayment of any Borrower's debt and the redemption of any outstanding equity interest.


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3. DOCUMENTS TO BE EXECUTED AT CLOSING.

Borrower will deliver or cause to be delivered to Lender each of the following documents, all of which have been executed by Borrower or the guarantors named therein.

They are:

         A. The First Note in the principal amount of $200,000.;

         B. Personal and Unconditional Continuing Guarantees Warner R. Johnson, Jr. and Christian Bardenheuer (hereinafter referred to as the "Guarantors");

         C. Directors Resolutions of Borrower authorizing the making of the Loan;

         D. UCC-1 Financing Statements and Security Agreement whereby Borrower shall grant a senior security interest in all its tangible and intangible assets including its customer lists, machinery, equipment, inventory, accounts receivable and fixtures including but not limited to the P.C. based telecommunications switch in favor of Lendor; and

         E. At the closings of the Initial Advance and Second Advance, Warrant to purchase up to 1.934% and 0.966% respectively of the then outstanding common stock of Borrower (the "Ownership Interest").

4. Also to be delivered to Lender at the time of the Closing of the Loan are:

         A. Opinion Letter of Borrower's and Guarantors'Counsel; and to be delivered by the Company within thirty (30) days after the closing of the Loan are:

         B. Certificates of Insurance or insurance policies for all risk and contents insurance on the business assets of Borrower naming Lender as loss payee; and

         C. Collateral Assignment of Life Insurance on the lives of the Guarantors in the amount of $250,000. each.


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5.       COLLATERAL.

         The Loan shall be secured by the collateral listed below:

         A. A senior security interest in Borrower's tangible and intangible assets in accordance with the Security Agreement referred in Paragraph 3D herein; and

         B. Continuing Personal Guarantees of the Guarantors in the form executed by Guarantors at closing of the Loan hereunder.

6.       REPRESENTATIONS AND WARRANTIES.

         A. To induce Lender to make the above mentioned Loan, Borrower of the Guarantors represent and warrant that:

         1. Borrower validity exists and is in good standing under the laws of the State of New York.

         2. Borrower has the power to enter into this Agreement, to borrow money as contemplated hereby, to issue the Notes described herein, and to execute and deliver each of those documents described within this Agreement.

         3. All representations made by Borrower in any instrument described in this Agreement to Lender are true and correct as of this date, including any financial statements delivered to Lender by Borrower or the Guarantors.

         4. Except for the action brought by Digital Communicatins Service, Inc. against Borrower, Borrower or the Guarantors have not been made a party to or threatened by any suits, actions, claims, or investigations by any governmental body or legal, administrative or arbitration proceeding and Borrower or the Guarantors do not know of any basis or grounds for any other suit or proceeding, and there are no outstanding orders, judgements, writs, injunctions or decrees of any court, governmental agency, or arbitrational tribunal against or affecting them or their properties, assets and business.


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         5. Borrower or the Guarantors are not a party to or bound by any contract or instrument, which would be in breach as a result of this Loan.

         6. Borrower or the Guarantors are not in breach of, in default under or in violation of any applicable law, decree, order, rule or regulation which may materially and adversely affect them, or any indenture, contract, agreement, deed, lease, loan agreement, commitment, bond, note, deed of trust, restrictive covenant, license or to any instrument or obligation to which they are a party or by which they are bound, or to which any of their assets are subject. The execution, delivery and performance of this Agreement and the issuance and delivery of the Notes, and other documents will not constitute any such breach, default or violation, or require consent or approval of any court, governmental agency, or body, except as contemplated herein.

         7. Borrower and the Guarantors shall maintain insurance satisfactory to Lender on the business assets of Borrower with the policies thereon made payable to Lender as its interest may appear.

         8. Borrower has and/or will comply with all laws, ordinances, regulations, federal, state and local, applicable to them and to their business, including without limitation, federal and state securities laws and zoning laws and ordinances.

         B. In order to induce Lender to make the Loan, Borrower and the Guarantors agree to maintain fire and extended coverage insurance on the business assets including the P.C. based telecommunications switch of Borrower in the amount of not less than $200,000.

7.       AFFIRMATIVE COVENANTS.

         While the Notes are outstanding, Borrower or the Guarantors, as the case may be, will:


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         A. Promptly make all payments of the principal and interest on the
Notes when due.

         B. Comply with the terms and conditions of this Agreement, including those incorporated herein by reference.

         C. Keep accurate and complete books and records and maintain the same at its offices.

         D. Borrower shall forward, during the term of the Loan, annual audited financial statements and a mid-year review statement prepared by Borrower's independent certified public accountant or a firm acceptable to Lender. In addition, quarterly statements prepared by Borrower's Chief Financial Officer shall be provided to Lender. Each of said statements shall be accompanied by a certification letter from the President or Chief Financial Officer of Borrower, stating that to the best of his knowledge and belief, said statements accurately and fairly represent the financial condition of the Company. Borrower shall also provide monthly reports regarding sales and other relevant data as may be reasonably requested by Lender.

         E. Permit and facilitate such independent outside audits of Borrower's books and records as may be reasonably requested by Lender in addition to those in Item D above, provided Lender pays the cost of same.

         F. Permit any authorized representative of Lender and its attorneys and accountants to inspect, examine and make copies and abstracts of the books of account and records of Borrower at reasonable times during normal business hours, and to inspect the collateral given as security for the loan.

         G. Notify Lender of (1) litigation involving amounts of $25,000. or more to which Borrower or the Guarantors are a party by mailing to Lender by certified mail within


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ten (10) days of receipt thereof, a copy of the complaint, motion for judgement, or other such pleadings served on or by Borrower or the Guarantors and (2) any litigation to which Borrower are not parties but which could substantially affect the operation of Borrower's business or the collateral pledged for this Loan by mailing to Lender by certified mail, a copy of all pleadings obtained by Borrower or the Guarantors regarding such litigation, or if no pleadings are obtained, a letter setting out the facts known about the litigation within ten
(10) business days of receipt thereof. Mailings under this paragraph shall be addressed as follows:

                            Howard Sommer, President
                  New York Community Investment Company L.L.C.

                                  120 Broadway
                            New York, New York 10271

         H. Continue its business and maintain, preserve and keep all its property, buildings, equipment and fixtures necessary for the operation of its business in thorough repair and condition and from time to time, make all needful and proper repairs and replacements thereof, and promptly pay and discharge or cause to be paid and discharged as to when due any and all income taxes, federal or otherwise, lawfully assessed and imposed upon it, and any and all lawful taxes, rates, levies and assessments whatsoever upon its property and every part thereof provided however that nothing contained herein shall be construed as prohibiting Borrower from contesting in good faith the validity of any such income taxes, federal or otherwise or such other taxes, rates, levies or assessments.

         I. Defend at all times any claim by a third party relating to the possession of or interest in the assets of Borrower or any assets pledged or given to secure any guaranty of the Guarantors hereunder.

         J. Make all payments to creditors as shall be necessary to preserve Lender's


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rights and Lender's security interests in the collateral set out at Paragraph 5 above.

         K. Execute, either before or after disbursement of the Loan, all documents necessary to perfect Lender's security interests in the collateral listed at Paragraph 5.

         L. Maintain employment agreements during the term of the Loan with Guarantors, which contain confidentiality and non-compete covenants.

         M. Maintain officers' salaries in the amounts specified in the Private Placement Memorandum dated February, 1996 or subsequently modified agreements which modifications shall require Borrower's board of directors action and approval by Lender which Lender's approval shall not be unreasonably withheld.

         N. In any month in which the payment of officer's salaries or research or development costs would cause the Borrower to be in default of any covenants contained in this Loan Agreement, in such event the payment of such Guarantors' salaries or research or development costs shall be subordinated to the payment of debt service to Lender as required by the Loan.

         O. Submit a semi-annual certification by the President or Chief Financial Officer of Borrower that to the best of his knowledge and belief, Borrower is in compliance with all the terms and provisions, conditions and covenants set forth in this Loan Agreement.

8.       NEGATIVE COVENANTS.

         Except with the prior written consent of Lender, which, except for those covenants contained in subparagraphs C, F and G herein, shall not be unreasonably withheld, Borrower and the Guarantors, will not:

         A. Make any material change in organization.

         B. Become party to any merger or consolidation with any corporation,


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company or entity of any kind whatsoever, or sell substantially all of its assets, liquidate or dispose of its business.

         C. Become a guarantor of obligations of any other person, firm, corporation or entity, except in connection with depositing checks and other instruments for the payment of money acquired in the normal course of business.

         D. Transfer, sell, lease or in any other manner convey any equitable, beneficial or legal interest in any of the collateral set out herein to any person, except in the ordinary course of business.

         E. Knowingly permit any judgement obtained against Borrower or the Guarantors in an amount exceeding twenty thousand ($20,000) dollars to remain unpaid for a period of thirty (30) days following the entry thereof, without obtaining a stay of execution or bonding or causing such judgement to be bonded.

         F. Permit the payment of any Guarantor's salaries or research and development expenses, in the event same will prevent Borrower from fulfilling any of its obligations to Lender hereunder.

         G. Pay any dividends, make any distributions, sell any assets or effect any mergers or acquisitions which will prevent Borrower from fulfilling its obligations to Lender hereunder.

9.       SUBORDINATION.

         Lender shall subordinate its lien against Borrower's assets in favor of a financial institution providing senior debt to Borrower on terms reasonable and customary for such financing, provided Borrower is in full compliance with the terms, covenants and conditions of this Loan and further provided that Borrower is meeting at least seventy-five (75%) percent of its revenue and income projections as represented in the Private


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Placement Memorandum dated February, 1996. Such subordination shall not include
Lender's assignment of its Notes and/or Lender's rights under said Notes to any such financial institution.

10.      PREPAYMENT.

         Borrower may repay the Loan at any time, by paying the full or partial amount of the principal (in increments of not less than $50,000.) outstanding at the time with interest to the date of prepayment, in addition to a sum equal to three (3%) percent additional interest if prepaid during the first year of the loan; a sum equal to two (2%) percent additional interest if prepaid during the second year of the Loan and a sum equal to one (1%) percent additional interest if prepaid during the third year of the Loan, on the amount being prepaid. No prepayment penalty shall apply after the third year of the Loan. Borrower shall provide Lender with thirty (30) days prior written notice of their intention to prepay.

11.      REFERRAL FEES.

         Borrower represents to Lender that The Bank of New York referred Borrower to Lender. Borrower agrees to hold Lender harmless with respect to any claims made by The Bank of New York or any other finder or broker in connection with this Transaction resulting from the actions of Borrower.

12.      LOAN EXPENSES.

         Borrower and the Guarantors agree to pay legal expenses of Lender arising out of the Loan, consisting of Lender's legal fees in the amount of $9,000 plus disbursements. Lender acknowledges that Borrower has paid $3,000. of such amount of expenses to Moon & Ikeda which shall be applied at closing.


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13.      EXHIBITS.

         Attached hereto and made a part hereof are various exhibits which are listed under Addendum to Loan Agreement, and the terms and conditions of each are incorporated herein by reference.

14.      PARTIES AFFECTED.

         This Agreement shall be binding upon and shall insure to the benefit of Borrower and Lender and their successors and assigns.

15.      ADVANCE SECURED BY COLLATERAL.

         In the event Borrower is in default in accordance with Paragraph 17 hereunder and all applicable cure periods have expired and Lender then advances any sums to pay any prior liens, taxes, insurance premiums or the like in connection with any items of collateral owned by Borrower or Guarantors, said sums shall be added to the obligations due and owing from Borrower to Lender at the time of the making of the Loan and shall bear interest at the rate set forth in the Notes. Lender is hereby authorized to make any such advances it deems necessary from time to time which in the opinion of Lender, are necessary or desirable in order to protect Lender's interest in such collateral.

16.      DEFAULT.

         If any of the following events occur while any portion of the Notes remain unpaid then a default may be declared at the option of the holder of the Notes, without presentment, demand, protest or further notice of any kind (all of which are hereby expressly waived); and the holder shall be entitled to be paid in full; and in such case, the balance of the unpaid principal sum, plus accrued interest and any costs thereof, including reasonable attorneys' fees, shall then be accelerated so that they are immediately due and payable:


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         A. The occurrence of any default under the Notes, the within Agreement or any other documents executed in connection with the Loan including the breach of any of Borrower's covenants or the Guarantors' covenants set forth in said documents or the breach in the payment of money due thereunder.

         B. Any representation, or any affirmative or negative covenants made by Borrower or the Guarantors in this Agreement or its exhibits shall be untrue.

         C. Borrower or the Guarantors shall fail to pay when due any insurance policy premiums affecting the business assets of Borrower, or the premiums for any life insurance policies of the Guarantors.

         D. Borrower of the Guarantors shall fail to comply with this Agreement and such failure shall continue for a period of ten (10) days after receipt of mailing (or other personal delivery) of written notice from Lender or the holder of the Notes in the event of a non-monetary default only.

         E. The Guarantors shall not comply with the terms of their guaranty agreement with the Lender.

         F. Borrower or the Guarantors shall commit an act of bankruptcy within the meaning of the United States Bankruptcy Code or other laws of the United States or any state or other competent jurisdiction or bankruptcy, receivership, insolvency, reorganization, dissolution, liquidation, or other similar proceedings shall be instituted by or against Borrower or the Guarantors and they shall consent thereto, or shall fail or cause the same to be discharged within ninety (90) days.

         G. Borrower or the Guarantors shall be in default on any debt or obligation greater than $25,000. of the Borrower, whether or not secured by any of the collateral for this Loan.


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         H. Borrower's officers shall cease, for any reason, to be stockholders, officers and directors of the Borrower.

         I. The failure to deliver to Lender the Reaffirmation Documents referred to in the affidavit.

17.      FUTURE FUNDING.

         Borrower hereby grants Lender a right of first refusal for all future debt funding requirements not exceeding $300,000 until such times as the Loan is paid in full. This right of first refusal shall not be operative in the event an alternative funding source(s) is also providing strategic services to Borrower in addition to funding.

18.      CHOICE OF LAW.

         The parties hereto stipulate and agree that the laws of the state of New York shall govern this transaction and the Loan made hereunder.

19.      ALL MODIFICATIONS IN WRITING.

         This Agreement may not be modified except in writing, which writing shall be signed by each of the parties hereto.

20.      GUARANTORS AS PARTIES TO THIS AGREEMENT.

         The Guarantors shall execute this Agreement and upon their execution of same such Guarantors shall, for all purposes, be deemed to be parties to this Agreement.

21.      NOTICES.

         All notices provided for in this Agreement shall be in writing, and, unless otherwise specifically provided for herein, shall be deemed to be given at the time when mailed at any general or branch Unites States Post Office in a certified postpaid envelope return receipt requested or by recognized express mail delivery addressed to the address of the party set forth above, or to such change of address as such party may have fixed by notice, if notice is sent to Borrower, a copy of same will also be sent by first class mail to Snow Becker Krauss P.C., 605 Third Avenue, New York, New York 10158, Attention: Simon


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Taylor, Esq., and if notice is sent to Lender, a copy of same will also be sent by first class mail to Granoff, Walker & Forlenza, P.C., 747 Third Avenue, New York, New York 10017, Attention Ellen M. Walker, Esq., provided, however, that any notice of change of address shall be effective only upon receipt.

22.      TERMINATION.

         This Agreement shall terminate upon payment by Borrower of all amounts payable under the Notes.

         IN WITNESS WHEREOF, Borrower and Lender hereby execute this Agreement and affix or cause to be duly affixed hereto their seals.

Dated:         New York, New York
               December 27, 1996

                                    AXICOM COMMUNICATIONS GROUP, INC.

                                    By: /s/ Christian Bardenheuer
                                        ------------------------------------
                                            Christian Bardenheuer, President

                                    By: /s/ Warner R. Johnson
                                        ------------------------------------
                                            Warner R. Johnson, Secretary

                                    NEW YORK COMMUNITY INVESTMENT
                                    COMPANY L.L.C.

                                    By: /s/ Howard Sommer
                                        ------------------------------------
                                            Howard Sommer, President


    In accordance with Paragraph 20 of this Agreement, the undersigned guarantors agree to be bound by the covenants and provisions contained in this Agreement and other applicable loan documents executed in connection with this transaction as pertains to the "Guarantors" thereunder.


                                    /s/ Warner R. Johnson, Jr.
                                    --------------------------------------------
                                    Warner R. Johnson, Jr., Individually


                                    /s/ Christian Bardenheuer
                                    --------------------------------------------
                                    Christian Bardenheuer, Individually


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                           ADDENDUM TO LOAN AGREEMENT

1. Two (2) Promissory Notes and Guaranty in the amount of $200,000 and $100,000 to be dated the day of disbursement made by Axicom Communications Group, Inc. in favor of New York Community Investment Company L.L.C. guaranteed by Warner R. Johnson, Jr. and Christian Bardenheuer.

2.       Letter of Authorization and Disbursement of Loan Proceeds.

3. Certificate of Resolutions of Board of Directors of Axicom Communications Group, Inc.

4. Security Agreement and UCC-1 Financing Statements Re: accounts receivable, machinery, equipment, fixtures, etc.

5.       Opinion Letter of Counsel.

6.       Commitment Fee Letter.

7. Warrants to purchase up to 1.934% and 0.966% of the outstanding common stock of Axicom Communications Group, Inc.

8.       Good Standing Certificate of Axicom Communications Group, Inc.

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